                                                                   Exhibit 99(b)

                                     [LOGO]

                                    Wachovia

                               Second Quarter 2002

                            Quarterly Earnings Report

                                  July 18, 2002

                                Table of Contents

   Second Quarter 2002 Financial Highlights.........................................................................      1

   Summary Operating Results........................................................................................      2

   Key Financial Measures...........................................................................................      3

   Loan and Deposit Growth..........................................................................................      4

   Fee and Other Income.............................................................................................      5

   Noninterest Expense..............................................................................................      6

   Consolidated Results - Operating Summary.........................................................................      7

   General Bank.....................................................................................................      8

   Capital Management...............................................................................................      9

   Wealth Management................................................................................................     10

   Corporate and Investment Bank....................................................................................     11

   Asset Quality....................................................................................................     12

   Nonperforming Loans..............................................................................................     13

   Loans Held For Sale..............................................................................................     14

   First Union/Wachovia Merger Integration Update...................................................................     15

   Summary and Outlook..............................................................................................     17

   Appendix.........................................................................................................  18-35

ALL INFORMATION, EXCEPT WHERE SPECIFICALLY NOTED, REPRESENTS OPERATING EARNINGS INFORMATION, WHICH EXCLUDES NET MERGER-RELATED, RESTRUCTURING AND OTHER CHARGES.

READERS ARE ENCOURAGED TO REFER TO WACHOVIA'S RESULTS FOR THE QUARTER ENDED MARCH 31, 2002, PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, WHICH MAY BE FOUND IN WACHOVIA'S FIRST QUARTER REPORT ON FORM 10-Q. TABULAR FINANCIAL INFORMATION PRESENTED HEREIN, UNLESS SPECIFICALLY LABELED OTHERWISE, REPRESENTS OPERATING EARNINGS INFORMATION WHICH EXCLUDES NET MERGER-RELATED, RESTRUCTURING AND OTHER CHARGES. ALL NARRATIVE COMPARISONS ARE WITH FIRST QUARTER 2002 UNLESS OTHERWISE NOTED.

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Second Quarter 2002 Financial Highlights
------------------------------------------

Versus 1Q02
..  GAAP earnings of $0.63 per share; Operating earnings of $0.69 per share in line with consensus; cash operating earnings of $0.77 per share up 4%
.. Revenue up 3%; up 1% excluding net securities gains taken to offset the impact of credit actions
   - General Bank again produced excellent results
     . Revenue up 4% driven by net interest income and fee income growth
     . Low-cost core deposits up 6%; investment sales up 8%
     . Customer service scores continue to improve, up for the 13/th/
       consecutive quarter
   - Capital Management and Wealth Management results stable despite continued weak equity market
   - Corporate and Investment Bank revenue down only 1% despite continued weak markets
..  Continued strong expense control; cash expenses down slightly
..  Cash operating efficiency ratio of 56.3% improved 163 bps
..  Total NPAs grew 1%, largely due to telecom
..  Tier 1 capital ratio increased a strong 28 bps to 7.77%
.. Merger integration continues to progress well - brokerage, trust, mutual fund, investment banking and mortgage banking conversions successfully completed with no surprises

                                                                        Page - 1

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Summary Operating Results
-------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Earnings Summary                                                                            2002                   2001    2 Q 02
                                                           -------------------------------------- ----------------------
                                                             Second               First               Fourth                   vs
(After-tax in millions, except per share data)              Quarter      EPS    Quarter      EPS     Quarter        EPS    1 Q 02
-----------------------------------------------------------------------------------------------------------------------------------
Net income (GAAP)                                         $     868     0.63        913     0.66         736       0.54        (5)%
Net merger-related, restructuring and
  other charges                                                  89     0.06         (5)       -          63       0.04         -
-----------------------------------------------------------------------------------------------------------------------------------
Operating earnings                                              957     0.69        908     0.66         799       0.58         5
Deposit base and other intangible amortization                  103     0.08        108     0.08         121       0.09        (5)
Goodwill amortization (related to former First Union)             -        -          -        -          60       0.04         -
-----------------------------------------------------------------------------------------------------------------------------------
Cash operating earnings                                   $   1,060     0.77      1,016     0.74         980       0.71         4%
-----------------------------------------------------------------------------------------------------------------------------------

Key Points

..  GAAP earnings of $0.63 per share includes $0.06 per share of real estate and system conversion net merger-related and restructuring charges
..  Remaining 2002 quarterly after-tax intangibles amortization: Q3: $98 million
   ($0.07/share), Q4: $93 million ($0.07/share)
.. The above numbers do not reflect the full year financial impact of 2002 employee stock options; estimated at $30 million after-tax or $0.02 per share for the full year 2002

                                                           In accordance with purchase accounting, results are not restated

---------------------------------------------------------------------------------------------------------------------------
Operating Earnings Summary                                              2002                                2001    2 Q 02
                                                       ----------------------    --------------------------------
                                                          Second       First        Fourth      Third     Second        vs
(In millions, except per share data)                     Quarter     Quarter       Quarter    Quarter    Quarter    1 Q 02
---------------------------------------------------------------------------------------------------------------------------
Net interest income (Tax-equivalent)                  $    2,515       2,477         2,484      1,974      1,742         2%
Fee and other income                                       2,110       2,027         2,060      1,036      1,629         4
---------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                           4,625       4,504         4,544      3,010      3,371         3
Provision for loan losses                                    397         339           381        244        223        17
Noninterest expense, excluding goodwill
  and other intangible amortization                        2,603       2,609         2,691      2,193      2,092         -
Goodwill and other intangible amortization                   161         168           251        117         77        (4)
---------------------------------------------------------------------------------------------------------------------------
Income before income taxes (Tax-equivalent)                1,464       1,388         1,221        456        979         5
Income taxes (Tax-equivalent)                                507         480           422        158        330         6
---------------------------------------------------------------------------------------------------------------------------
Net operating earnings                                $      957         908           799        298        649         5%
Net operating earnings (Cash basis)                   $    1,060       1,016           980        395        723         4%
---------------------------------------------------------------------------------------------------------------------------
Diluted earnings per common share                     $     0.69        0.66          0.58       0.27       0.66         5%
Diluted earnings per common share (Cash basis)        $     0.77        0.74          0.71       0.36       0.73         4
Return on average common stockholders' equity              12.89%      12.68         10.77       5.77      16.19         -
Return on average tangible common
  stockholders' equity (Cash basis)                        24.96%      25.30         23.56      11.36      23.35         -%
---------------------------------------------------------------------------------------------------------------------------

Key Points

.. Total revenue grew by 3% driven by a higher net interest margin and lower net principal investing losses and net securities gains used to offset the impact of credit actions
.. Provision expense of $397 million reflects the $123 million charge-off of Argentine-related loans to approximately 15% of face value, as well as a $23 million loss relating to the sale of loans directly out of the loan portfolio
.. Cash expenses down slightly reflecting continued benefits of merger efficiencies and cost control and include non-recurring costs associated with the consolidation of the home equity and mortgage origination platforms

                   (See Appendix, page 19 for further detail)

                                                                        Page - 2

                                         Wachovia 2Q02 Quarterly Earnings Report
 -------------------------------------------------------------------------------

 Key Financial Measures
 ----------------------

 -----------------------------------------------------------------------------------------------------------------------------------
 Performance Highlights                                                      2002                                  2001      2 Q 02
                                                     ----------------------------   -----------------------------------
                                                             Second         First       Fourth      Third        Second          vs
 (In millions, except per share data)                       Quarter       Quarter      Quarter    Quarter       Quarter       1Q 02
 -----------------------------------------------------------------------------------------------------------------------------------
 Cash operating earnings /(a)/
 Net income                                          $        1,060         1,016          980        395           723           4%
 Diluted earnings per common share                   $         0.77          0.74         0.71       0.36          0.73           4
 Dividend payout ratio on common shares                       31.17%        32.43        33.80      66.67         32.88           -
 Return on average tangible assets                             1.41          1.36         1.27       0.60          1.19           -
 Return on average tangible common
   stockholders' equity                                       24.96         25.30        23.56      11.36         23.35           -
 Overhead efficiency ratio                                    56.30%        57.93        59.22      72.86         62.06           -
 Operating leverage                                  $          125            42        1,036       (462)           59           -%
 ----------------------------------------------------------------------------------------------------------------------------------
 Operating earnings /(b)/
 Net income                                          $          957           908          799        298           649           5%
 Diluted earnings per common share                   $         0.69          0.66         0.58       0.27          0.66           5
 Return on average assets                                      1.22%         1.17         0.99       0.44          1.05           -
 Return on average common stockholders' equity                12.89         12.68        10.77       5.77         16.19           -
 Overhead efficiency ratio                                    59.77%        61.66        64.74      76.74         64.34           -
 Operating leverage                                  $          132           125          902       (502)           60           6%
 ----------------------------------------------------------------------------------------------------------------------------------
 Other financial data
 Net interest margin                                           3.96%         3.90         3.81       3.58          3.41           -
 Fee and other income as % of total revenue                   45.63         45.00        45.33      34.42         48.32           -
 Effective income tax rate                                    32.10         32.09        31.65      27.67         31.54           -
 Tax rate (Tax-equivalent) /(c)/                              34.58%        34.58        34.56      34.65         33.71           -
 ----------------------------------------------------------------------------------------------------------------------------------
 Asset quality
 Allowance as % of loans, net                                  1.86%         1.84         1.83       1.79          1.44           -
 Allowance as % of nonperforming assets                         150           162          175        186           133           -
 Net charge-offs as % of average loans, net                    0.97          0.83         0.93       0.73          0.52           -
 Nonperforming assets as % of loans, net,
   foreclosed properties and loans held for sale               1.24%         1.21         1.13       1.08          1.23           -
 ----------------------------------------------------------------------------------------------------------------------------------
 Capital adequacy /(d)/
 Tier 1 capital ratio                                          7.77%         7.49         7.04       6.75          7.37           -
 Total capital ratio                                          11.77         11.56        11.08      10.84         11.45           -
 Leverage ratio                                                6.76%         6.51         6.19       7.22          6.00           -
 ----------------------------------------------------------------------------------------------------------------------------------
 Other
 Average diluted common shares                                1,375         1,366        1,363      1,105           978           1%
 Actual common shares                                         1,371         1,368        1,362      1,361           979           -
 Dividends paid per common share                     $         0.24          0.24         0.24       0.24          0.24           -
 Dividends paid per preferred share                            0.06          0.06         0.06          -             -           -
 Book value per common share                                  22.15         21.04        20.88      20.94         16.49           5
 Common stock price                                           38.18         37.08        31.36      31.00         34.94           3
 Market capitalization                               $       52,347        50,716       42,701     42,191        34,213           3
 Common stock to book price                                     172%          176          150        148           212           -
 FTE employees                                               82,686        82,809       84,046     85,534        67,420           -
 Total financial centers/brokerage offices                    3,347         3,362        3,434      3,461         2,690           -
 ATMs                                                         4,617         4,618        4,675      4,698         3,419           -%
 ----------------------------------------------------------------------------------------------------------------------------------

/(a)/ Cash operating earnings are reported net income excluding after-tax net merger-related, restructuring and other charges, and exclude deposit base intangible, goodwill and other intangible amortization.
/(b)/ Operating earnings are reported net income excluding after-tax net merger-related, restructuring and other charges, and include deposit base intangible, goodwill and other intangible amortization.
/(c)/ The tax-equivalent tax rate applies to fully tax-equivalized revenues. /(d)/ The second quarter of 2002 is based on estimates.

Key Points

..      Cash operating efficiency ratio of 56.3% continues to show solid improvement
..      Achieved third consecutive quarter of positive operating leverage
..      Net interest margin increase of 6 bps due to the effects of deposit growth, improvement in net free funding and continued reduction in low yielding assets
..      Tier 1 capital ratio improved a strong 28 bps to 7.77%, on higher retained earnings
..      Average diluted shares increased by 9 million driven largely by the impact of an increasing share price on unexercised options as well as the exercise of options and vesting of restricted shares

                   (See Appendix, page 19-20 for further detail)

                                                                        Page - 3

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Loan and Deposit Growth
-----------------------

    ---------------------------------------------------------------------------------------------------------------------------
    Average Balance Sheet Data
                                                                        2002                                      2001   2 Q 02
                                                ----------------------------    --------------------------------------
                                                        Second         First       Fourth         Third         Second       vs
    (In millions)                                      Quarter       Quarter      Quarter       Quarter        Quarter   1 Q 02
    ---------------------------------------------------------------------------------------------------------------------------
    Assets
    ---------------------------------------------------------------------------------------------------------------------------
    Securities and trading assets               $       74,530        70,990       70,260        65,193         63,896        5%
    Commercial loans, net                               98,303        99,489      102,230        83,633         76,378       (1)
    Consumer loans, net                                 56,782        57,575       60,609        49,393         42,834       (1)
    ---------------------------------------------------------------------------------------------------------------------------
      Total loans, net                                 155,085       157,064      162,839       133,026        119,212       (1)
    ---------------------------------------------------------------------------------------------------------------------------
    Other earning assets /(a)/                          24,809        27,434       26,785        21,453         21,565      (10)
    ---------------------------------------------------------------------------------------------------------------------------
      Total earning assets                             254,424       255,488      259,884       219,672        204,673        -
    Cash                                                 9,522        10,047        9,814         8,357          7,568       (5)
    Other assets                                        50,179        49,281       49,024        39,337         35,013        2
    ---------------------------------------------------------------------------------------------------------------------------
      Total assets                              $      314,125       314,816      318,722       267,366        247,254        -%
    ---------------------------------------------------------------------------------------------------------------------------
    Liabilities and Stockholders' Equity
    ---------------------------------------------------------------------------------------------------------------------------
    Core interest-bearing deposits                     127,765       126,087      124,784       102,285         91,654        1
    Foreign and other time deposits                     11,999        14,313       17,646        18,015         17,944      (16)
    ---------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing deposits                  139,764       140,400      142,430       120,300        109,598        -
    Short-term borrowings                               44,958        45,925       46,354        39,802         39,372       (2)
    Long-term debt                                      39,107        41,057       42,979        38,220         36,254       (5)
    ---------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities               223,829       227,382      231,763       198,322        185,224       (2)
    Noninterest-bearing deposits                        37,844        37,603       37,042        29,918         27,381        1
    Other liabilities                                   22,877        20,928       21,377        18,796         18,623        9
    ---------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                284,550       285,913      290,182       247,036        231,228        -
    Stockholders' equity                                29,575        28,903       28,540        20,330         16,026        2
    ---------------------------------------------------------------------------------------------------------------------------
      Total liabilities and
       stockholders' equity                     $      314,125       314,816      318,722       267,366        247,254        -%
    ---------------------------------------------------------------------------------------------------------------------------
    (a) Includes loans held for sale, interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.
    ---------------------------------------------------------------------------------------------------------------------------
    Memoranda
    Low-cost core deposits                      $      115,888       112,189      107,476        83,700         72,604        3%
    Other core deposits                                 49,721        51,501       54,350        48,503         46,431       (3)
    ---------------------------------------------------------------------------------------------------------------------------
      Total core deposits                       $      165,609       163,690      161,826       132,203        119,035        1%
    ---------------------------------------------------------------------------------------------------------------------------

Key Points

.. Average securities and trading assets grew 5%; swap of $1.3 billion of mortgages to agency securities, an increase in investments of $1.1 billion and trading assets of $1.5 billion
.. Average commercial loans were $1.2 billion lower due to portfolio management actions, including $311 million of loan sales and securitizations ($104 million from 2Q02 and $207 million from 1Q02), and overall weak commercial loan demand
.. Average consumer loans were $793 million lower due to effects of sales and securitizations ($900 million from 2Q02 and $726 million from 1Q02 events); excluding these, average consumer loan growth was $833 million or 1%
.. Low-cost core deposits up 3% corporate-wide (up 4% excluding 1Q02 divestitures); total core deposits increased 1% reflecting the continued run-off of higher rate CDs (up 2% excluding 1Q02 divestitures)

                   (See Appendix, page 19 for further detail)

                                                                        Page - 4

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Fee and Other Income
--------------------

--------------------------------------------------------------------------------------------------------------
Fee and Other Income                                        2002                               2001    2 Q 02
                                            ---------------------   --------------------------------
                                               Second      First       Fourth      Third     Second        vs
(In millions)                                 Quarter    Quarter      Quarter    Quarter    Quarter    1 Q 02
--------------------------------------------------------------------------------------------------------------
Service charges and fees                   $      661        661          672        541        486         -%
Commissions                                       481        464          448        356        389         4
Fiduciary and asset management fees               466        477          478        400        384        (2)
Advisory, underwriting and other
  investment banking fees                         225        240          223        177        238        (6)
Principal investing                               (42)       (90)         (21)      (585)       (58)       53
Other income                                      319        275          260        147        190        16
--------------------------------------------------------------------------------------------------------------
        Total fee and other income         $    2,110      2,027        2,060      1,036      1,629         4%
--------------------------------------------------------------------------------------------------------------

Key Points

..  Commissions grew 4% driven by increased institutional brokerage trading, strong annuity sales, institutional OTC trading and solid insurance sales
..  Fiduciary and asset management fees fell 2% reflecting the continued downward pressure on asset valuations as evidenced by the 13.7% decline in the S&P 500 .. Advisory, underwriting and other investment banking fees declined 6% due to lower fixed income results, partially offset by advisory fees of $42 million related to the securitization of assets in one of our conduits
..  Principal investing net losses were substantially lower in 2Q02
.. Other income: Securitization income down $40 million from 1Q02. Net gains on securities were $64 million higher in 2Q02 and were taken to offset the $123 million write-down of Argentine loans to approximately 15% of face value.

                   (See Appendix, page 20 for further detail)

                                                                        Page - 5

                                         Wachovia 2Q02 Quarterly Earnings Report
    ----------------------------------------------------------------------------

    Noninterest Expense
    -------------------

    ---------------------------------------------------------------------------------------------------------------
    Noninterest Expense
                                                                       2002                          2001    2 Q 02
                                                        -------------------- ----------------------------
                                                           Second     First    Fourth    Third     Second        vs
    (In millions)                                         Quarter   Quarter   Quarter  Quarter    Quarter    1 Q 02
    ---------------------------------------------------------------------------------------------------------------
    Salaries and employee benefits                     $    1,646     1,663     1,663    1,374      1,363        (1)%
    Occupancy                                                 194       195       210      176        155        (1)
    Equipment                                                 231       226       247      214        198         2
    Advertising                                                25        19        21       15         11        32
    Communications and supplies                               132       134       142      117        111        (1)
    Professional and consulting fees                           96        88       113       79         69         9
    Sundry expense                                            279       284       295      218        185        (2)
    ---------------------------------------------------------------------------------------------------------------
    Noninterest expense, excluding goodwill
       and other intangible amortization                    2,603     2,609     2,691    2,193      2,092         -
    Goodwill and other intangible amortization                161       168       251      117         77        (4)
    ---------------------------------------------------------------------------------------------------------------
            Total noninterest expense                  $    2,764     2,777     2,942    2,310      2,169         - %
    ---------------------------------------------------------------------------------------------------------------

Key Points

.. Total cash expenses were down slightly vs. 1Q02, due to continued focus on cost control and merger efficiencies
  - Includes non-recurring severance and system-related costs incurred to consolidate the home equity and mortgage origination platforms

                 (See Appendix, page 20-21 for further detail)

                                                                        Page - 6

                                     Wachovia 2Q02 Quarterly Earnings Report
----------------------------------------------------------------------------

Consolidated Results - Operating Summary
----------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Wachovia Corporation                                                                          Three Months Ended June 30, 2002
                                               -------------------------------------------------------------------------------
Performance Summary                              General     Capital       Wealth      Corporate and
(In millions)                                       Bank  Management   Management    Investment Bank      Parent  Consolidated
------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)         $     1,717          45          100                596          57         2,515
Fee and other income                                 508         783          142                495         182         2,110
Intersegment revenue                                  42         (19)           2                (24)         (1)            -
------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                   2,267         809          244              1,067         238         4,625
Provision for loan losses                             98           -            7                293          (1)          397
Noninterest expense                                1,231         669          166                521         177         2,764
Income taxes (Tax-equivalent)                        342          51           26                 94          (6)          507
------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                         $       596          89           45                159          68           957
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                              $       419          70           35                 74         100           698
Risk adjusted return on capital (RAROC)            41.25%      52.66        52.91              14.93       27.41         27.90
Economic capital, average                    $     5,554         675          338              7,569       2,429        16,565
Cash overhead efficiency ratio                     54.31%      82.73        68.35              48.99        6.41         56.30
Average loans, net                           $   100,832         186        8,632             41,580       3,855       155,085
Average core deposits                        $   139,665       1,269        9,879             12,214       2,582       165,609
------------------------------------------------------------------------------------------------------------------------------

Key Points

..  General Bank contributed 62% of consolidated operating earnings up slightly from 1Q02
..  All businesses again exceeded their cost of capital

                                                                        Page - 7

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------------

    General Bank
    ------------

    ----------------------------------------------------------------------------------------------------------------------
    General Bank                                                         2002                             2001     2 Q 02
                                                      -----------------------   ------------------------------
    Performance Summary                                   Second        First     Fourth      Third     Second         vs
    (In millions)                                        Quarter      Quarter    Quarter    Quarter    Quarter     1 Q 02
    ----------------------------------------------------------------------------------------------------------------------
    Income statement data
    ---------------------
    Net interest income (Tax-equivalent)               $   1,717        1,649      1,642      1,277      1,138          4%
    Fee and other income                                     508          498        578        434        379          2
    Intersegment revenue                                      42           40         45         35         33          5
    ----------------------------------------------------------------------------------------------------------------------
      Total revenue (Tax-equivalent)                       2,267        2,187      2,265      1,746      1,550          4
    Provision for loan losses                                 98          115        130         97         98        (15)
    Noninterest expense                                    1,231        1,206      1,238      1,016        926          2
    Income taxes (Tax-equivalent)                            342          316        327        222        179          8
    ----------------------------------------------------------------------------------------------------------------------
      Operating earnings                               $     596          550        570        411        347          8%
    ----------------------------------------------------------------------------------------------------------------------
    ----------------------------------------------------------------------------------------------------------------------
    Performance and other data
    --------------------------
    Economic profit                                    $     419          393        413        290        263          7%
    Risk adjusted return on capital (RAROC)                41.25%       40.31      42.66      38.75      41.35          -
    Economic capital, average                          $   5,554        5,439      5,344      4,298      3,590          2
    Cash overhead efficiency ratio                         54.31%       55.14      54.70      57.62      58.84          -
    Average loans, net                                 $ 100,832       98,033     97,004     76,383     65,240          3
    Average core deposits                              $ 139,665      136,096    133,996    109,656     98,429          3%
    ----------------------------------------------------------------------------------------------------------------------
    ----------------------------------------------------------------------------------------------------------------------
    General Bank Key Metrics                                             2002                             2001     2 Q 02
                                                       ----------------------   ------------------------------
                                                          Second        First     Fourth      Third     Second         vs
                                                         Quarter      Quarter    Quarter    Quarter    Quarter     1 Q 02
    ----------------------------------------------------------------------------------------------------------------------
    Customer overall satisfaction score/(a)/                6.38         6.37       6.35       6.33       6.32          -%
    Online customers (Enrollments in thousands)            4,367        4,429      4,123      3,810      2,903         (1)
    Financial centers                                      2,756        2,761      2,812      2,818      2,133          -
    ATMs                                                   4,617        4,618      4,675      4,698      3,419          -%
    ----------------------------------------------------------------------------------------------------------------------

    /(a)/ Gallup survey measured on a 1-7 scale; 6.4 = "best in class". 2001 scores represents customers of the former First Union only.

    KEY POINTS

    . Record operating earnings of $596 million, up 8%
    . Total revenue grew 4% reflecting strong loan and deposit growth and improved spreads
    . Expenses increased 2% largely due to non-recurring severance and system-related expenses associated with consolidation of the home equity and mortgage origination platforms
    . Efficiency ratio continues to show solid improvement
    . Strong loan growth of 3% driven by increases in real-estate secured consumer loans and small business loans
    . Core deposits grew 3% and low-cost core deposits up a strong 6%
    . Customer overall satisfaction scores increased for the 13th consecutive quarter to 6.38; interviewed 80,000 customers for the quarter and surpassed the goal of 6.4 for the month of June

--------------------------------------------------------------------------------

  (See Appendix, pages 21-23, for further discussion of business unit results)

                                                                        Page - 8

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------


Capital Management
------------------

-----------------------------------------------------------------------------------------------------------------------
Capital Management                                                    2002                            2001      2 Q 02
                                                --------------------------  ------------------------------
Performance Summary                                 Second           First    Fourth       Third    Second          vs
(In millions)                                      Quarter         Quarter   Quarter     Quarter   Quarter      1 Q 02
-----------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)            $       45              44        46          42        38           2 %
Fee and other income                                   783             778       782         652       687           1
Intersegment revenue                                   (19)            (17)      (19)        (17)      (18)        (12)
-----------------------------------------------------------------------------------------------------------------------
   Total revenue (Tax-equivalent)                      809             805       809         677       707           -
Provision for loan losses                                -               -         -           -         -           -
Noninterest expense                                    669             676       669         574       583          (1)
Income taxes (Tax-equivalent)                           51              47        51          36        42           9
-----------------------------------------------------------------------------------------------------------------------
   Operating earnings                           $       89              82        89          67        82           9 %
-----------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                 $       70              64        68          48        65           9 %
Risk adjusted return on capital (RAROC)              52.66 %         48.80     52.14       43.56     55.36           -
Economic capital, average                       $      675             683       674         611       598          (1)
Cash overhead efficiency ratio                       82.73 %         83.94     82.77       84.84     82.33           -
Average loans, net                              $      186             166       337         269       110          12
Average core deposits                           $    1,269           1,298     1,505       1,535     1,609          (2)%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Capital Management Key Metrics                                        2002                            2001      2 Q 02
                                                --------------------------  ------------------------------
                                                      Second         First    Fourth       Third    Second          vs
(In millions)                                        Quarter       Quarter   Quarter     Quarter   Quarter      1 Q 02
-----------------------------------------------------------------------------------------------------------------------
Separate account assets                         $    120,982       124,168   122,439     124,592    81,879          (3)%
Mutual fund assets                                   109,056       106,036   104,031     101,749    90,279           3
-----------------------------------------------------------------------------------------------------------------------
   Total assets under management /(a)/          $    230,038       230,204   226,470     226,341   172,158           -
-----------------------------------------------------------------------------------------------------------------------
Gross fluctuating mutual fund sales             $      3,168         3,383     2,755       2,238     1,981          (6)
-----------------------------------------------------------------------------------------------------------------------
Assets under care (Excluding AUM)               $    564,275       575,821   564,293     539,751   541,847          (2)
-----------------------------------------------------------------------------------------------------------------------
Registered representatives (Actual)                    8,044         8,100     7,972       8,145     7,652          (1)
Broker client assets                            $    258,200       274,600   274,300     257,900   240,600          (6)
Margin loans                                    $      3,090         3,206     3,244       3,192     3,060          (4)
Brokerage offices (Actual)                             3,315         3,328     3,400       3,426     2,661           - %
-----------------------------------------------------------------------------------------------------------------------

/(a)/ Includes $72 billion in assets managed for Wealth Management which are also reported in that segment.
--------------------------------------------------------------------------------

Key Points

..    Operating earnings up 9% reflecting stability in a difficult operating environment
..    Total revenue increase reflects benefits of balanced model fueled by strong mutual fund and annuity sales through multiple distribution channels
..    Annuity sales up 11% to $1.5 billion, including bank channel sales of $910 million
..    Total AUM remained stable at $230 billion driven by net sales in mutual funds, which offset the effects of declining equity markets (S&P 500 down 13.7%, NASDAQ down 20.7%)
..    Mutual fund assets grew to $109 billion on strong net sales in money market and fluctuating funds

(See Appendix, pages 24-25, for further discussion of business unit results)

                                                                        Page - 9

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Wealth Management
-----------------

-----------------------------------------------------------------------------------------------------------------
Wealth Management                                                2002                            2001    2 Q 02
                                                ----------------------  -----------------------------
Performance Summary                               Second        First     Fourth     Third     Second        vs
(In millions)                                    Quarter      Quarter    Quarter   Quarter    Quarter    1 Q 02
-----------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)          $      100           96         93        63         49        4%
Fee and other income                                 142          140        136        99         80        1
Intersegment revenue                                   2            1          1         -          -        -
-----------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                     244          237        230       162        129        3
Provision for loan losses                              7            1          4         2          -        -
Noninterest expense                                  166          168        161       114         86       (1)
Income taxes (Tax-equivalent)                         26           25         22        17         14        4
-----------------------------------------------------------------------------------------------------------------
   Operating earnings                         $       45           43         43        29         29        5%
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                               $       35           31         31        22         22       13%
Risk adjusted return on capital (RAROC)            52.91%       49.06      50.83     52.99      73.88        -
Economic capital, average                     $      338          330        318       212        148        2
Cash overhead efficiency ratio                     68.35%       70.80      69.51     70.62      65.38        -
Average loans, net                            $    8,632        8,400      8,148     5,680      4,449        3
Average core deposits                         $    9,879        9,896      9,431     7,313      6,367        -%
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Wealth Management Key Metrics/(a)/                                2002                           2001     2 Q 02
                                                ----------------------  -----------------------------
                                                  Second        First     Fourth     Third     Second         vs
(Dollars in millions)                            Quarter      Quarter    Quarter   Quarter    Quarter     1 Q 02
-----------------------------------------------------------------------------------------------------------------
Assets under management/(b)/                  $   71,900       75,700     77,100    77,500     48,100       (5)%
Client relationships (Actual)                     78,300       77,300     77,250    77,250     52,500        1
Wealth Management advisors (Actual)                  966          984        983       983        552       (2)%
-----------------------------------------------------------------------------------------------------------------

/(a)/ 3Q01, 4Q01 and 1Q02 restated to reflect subsequent consolidations of client accounts of both legacy companies, as well as transfers of assets to other business units. Future restatements may occur as relationships are moved to channels that best meet client needs.
/(b)/ These assets are also included in Capital Management reporting.
--------------------------------------------------------------------------------

Key Points

..    Total revenue up 3%, the result of increased loan volume and stable spreads as well as increased fee income driven by insurance commissions and settlement fees
..    Lower equity market valuations drove AUM down by 5%, though net flows were positive

    (See Appendix, page 26, for further discussion of business unit results)

                                                                       Page - 10

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Corporate and Investment Bank
-----------------------------

------------------------------------------------------------------------------------------------------------------------------
Corporate and Investment Bank                                         2002                                2001     2 Q 02
                                                  ------------------------  ----------------------------------
Performance Summary                                     Second        First      Fourth       Third     Second         vs
(In millions)                                          Quarter      Quarter     Quarter     Quarter    Quarter     1 Q 02
------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)                  $    596         597         691         506         482        -- %
Fee and other income                                       495         498         419        (218)        374        (1)
Intersegment revenue                                       (24)        (18)        (19)        (16)        (15)      (33)
------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                         1,067       1,077       1,091         272         841        (1)
Provision for loan losses                                  293         222         254         126          93        32
Noninterest expense                                        521         521         550         485         505        --
Income taxes (Tax-equivalent)                               94         125         109        (132)         81       (25)
------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $    159         209         178        (207)        162       (24)%
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $     74          67          30        (355)         10        10 %
Risk adjusted return on capital (RAROC)                  14.93%      14.40       13.46      (10.53)      12.65        --
Economic capital, average                             $  7,569       7,997       8,263       6,252       5,981        (5)
Cash overhead efficiency ratio                           48.99%      48.61       50.68         n/m       59.83        --
Average loans, net                                    $ 41,580      43,342      46,235      42,070      41,145        (4)
Average core deposits                                 $ 12,214      12,766      12,633      10,490      10,200        (4)%
------------------------------------------------------------------------------------------------------------------------------

Key Points
..    Revenue fell 1% due to weak market conditions and lower trading revenue, partially offset by higher loan syndications results and lower net principal investing losses
..    Provision expense increase driven by Argentine and telecom-related charge-offs of $225 million
..    Economic capital reduced by 5% and RAROC increased to 14.9% due to lower loan exposures and the focus on repricing relationships
..    Average loans declined 4% reflecting lower overall corporate loan demand and a continued focus on reducing portfolio risk

  (See Appendix, pages 27-29, for further discussion of business unit results)

                                                                       Page - 11

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Asset Quality
-------------

----------------------------------------------------------------------------------------------------------------------
Asset Quality                                                       2002                               2001   2 Q 02
                                                   ----------------------    -------------------------------
                                                     Second        First       Fourth       Third    Second       vs
(In millions)                                       Quarter      Quarter      Quarter     Quarter   Quarter   1 Q 02
----------------------------------------------------------------------------------------------------------------------
Nonperforming assets
Nonaccrual loans                                  $   1,805        1,685        1,534       1,506     1,223        7 %
Foreclosed properties                                   156          159          179         126       104       (2)
----------------------------------------------------------------------------------------------------------------------
  Total nonperforming assets                      $   1,961        1,844        1,713       1,632     1,327        6 %
----------------------------------------------------------------------------------------------------------------------
as % of loans, net and foreclosed properties           1.23%        1.14         1.04        0.96      1.08        -
----------------------------------------------------------------------------------------------------------------------
Nonperforming loans in loans held for sale        $     108          213          228         273       250      (49)%
----------------------------------------------------------------------------------------------------------------------
  Total nonperforming assets in loans
     and in loans held for sale                   $   2,069        2,057        1,941       1,905     1,577        1%
----------------------------------------------------------------------------------------------------------------------
as % of loans, net, foreclosed properties and
  loans in other assets as held for sale               1.24%        1.21         1.13        1.08      1.23        -
----------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
Balance, beginning of period                      $   2,986        2,995        3,039       1,760     1,759        -%
Former Wachovia balance, September 1, 2001                -            -            -         766         -        -
Loan losses, net                                       (374)        (325)        (378)       (243)     (157)      15
Allowance relating to loans transferred or sold         (58)         (23)         (47)       (368)      (65)       -
Provision for loan losses related to loans
  transferred or sold                                    23           14            3         230        36       64
Provision for loan losses                               374          325          378         894       187       15
----------------------------------------------------------------------------------------------------------------------
Balance, end of period                            $   2,951        2,986        2,995       3,039     1,760       (1)%
----------------------------------------------------------------------------------------------------------------------
as % of loans, net                                     1.86%        1.84         1.83        1.79      1.44        -
as % of nonaccrual and restructured loans/(a)/          163          177          195         202       144        -
as % of nonperforming assets/(a)/                       150%         162          175         186       133        -
----------------------------------------------------------------------------------------------------------------------
Loan losses, net                                  $     374          325          378         243       157       15%
Commercial, as % of average commercial loans           1.24%        0.97         1.19        0.85      0.55        -
Consumer, as % of average consumer loans               0.48         0.59         0.48        0.53      0.48        -
Total, as % of average loans, net                      0.97%        0.83         0.93        0.73      0.52        -
----------------------------------------------------------------------------------------------------------------------
Past due loans, 90 days and over
Commercial, as a % of loans, net                       1.62%        1.49         1.38        1.30      1.41        -
Consumer, as a % of loans, net                         0.69%        0.70         0.62        0.68      0.73        -
----------------------------------------------------------------------------------------------------------------------

/(a)/ These ratios do not include nonperforming loans included in other assets as held for sale.
--------------------------------------------------------------------------------

Key Points
..   Total NPAs rose 1% primarily due to continued deterioration in telecom
    - Telecom accounted for $156 million of new NPAs prior to the effect of write-downs for the quarter
..   Net loan losses increased by 15%, to $374 million or 0.97% of average net loans including $123 million in Argentine-related losses
..   Consumer losses were down from 1Q02 due to improved product mix
..   Allowance totaled $3.0 billion, or 1.86% of loans and 163% of nonperforming loans
..   Provision expense of $397 million exceeded charge-offs by $23 million relating to a loss on the sale of $355 million of loans out of the portfolio; offsetting this loss, were net gains and market valuation adjustments of $28 million on the sale of loans from held for sale included in fee and other income

                   (See Appendix, page 31 for further detail)

                                                                       Page - 12

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

NONPERFORMING LOANS
-------------------

----------------------------------------------------------------------------------------------------------------------------
Nonperforming Loans/(a)/                                                     2002                            2001    2 Q 02
                                                            ---------------------   -----------------------------
                                                               Second       First    Fourth     Third      Second        vs
(In millions)                                                 Quarter     Quarter   Quarter   Quarter     Quarter    1 Q 02
----------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                  $ 1,685       1,534     1,506     1,223       1,231       10 %
----------------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period                1,499       1,381     1,316     1,088       1,026        9
Former Wachovia balance, September 1, 2001                          -           -         -       209           -        -
----------------------------------------------------------------------------------------------------------------------------
New nonaccrual loans and advances                                 721         541       668       376         361       33
Charge-offs                                                      (322)       (277)     (335)     (193)       (125)      16
Transfers (to) from loans held for sale                             -           -         -       (20)          -        -
Transfers (to) from other real estate owned                         -           -       (40)       (5)          -        -
Sales                                                            (134)        (64)      (64)      (36)        (50)     109
Other, principally payments                                      (164)        (82)     (164)     (103)       (124)       -
----------------------------------------------------------------------------------------------------------------------------
Net commercial nonaccrual loan activity                           101         118        65        19          62      (14)
---------------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loans, end of period                      1,600       1,499     1,381     1,316       1,088        7
----------------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period                    186         153       190       135         205       22
Former Wachovia balance, September 1, 2001                          -           -         -        33           -        -
----------------------------------------------------------------------------------------------------------------------------
New nonaccrual loans and advances                                  35          50        76        75          53      (30)
Transfers (to) from loans held for sale                             -           -       (22)      (53)       (123)       -
Sales and securitizations                                         (16)        (17)      (91)        -           -       (6)
----------------------------------------------------------------------------------------------------------------------------
Net consumer nonaccrual loan activity                              19          33       (37)       22         (70)     (42)
----------------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loans, end of period                          205         186       153       190         135       10
----------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                        $ 1,805       1,685     1,534     1,506       1,223        7 %
----------------------------------------------------------------------------------------------------------------------------

(a) Excludes nonperforming loans included in loans held for sale, which in the second and first quarters of 2002 and in the fourth, third and second quarters of 2001 were $108 million, $213 million, $228 million, $273 million and $250 million, respectively.

Key Points
..  New commercial nonaccruals included $156 million of telecom and $68 million of Argentine-related loans which totaled 31% of new inflows
.. Total YTD net charge-offs of $699 million include $57 million to entities related to an energy services company, $197 million related to telecom and $123 million related to Argentina, totaling 54%; excluding these losses, charge-offs would have been 41 bps of average total YTD loans
.. Sold $134 million of commercial and $16 million of consumer nonperforming loans out of the loan portfolio during the quarter

                   (See Appendix, page 31 for further detail)

                                                                       Page - 13

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Loans Held For Sale
-------------------

--------------------------------------------------------------------------------------------------------------------------
Loans Held for Sale                                                                2002                             2001
                                                                    -------------------  ---------------------------------
                                                                      Second      First     Fourth      Third     Second
(In millions)                                                        Quarter    Quarter    Quarter    Quarter    Quarter
--------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                         $ 7,131      7,763      6,837      5,963      6,790
--------------------------------------------------------------------------------------------------------------------------
Core business activity
Core business activity, beginning of period                            6,782      6,991      5,613      5,522      5,778
Former Wachovia Balance, September 1, 2001                                --         --         --        180         --
Originations/purchases                                                 5,540      5,902      7,469      5,068      5,153
Lower of cost or market value adjustments                                 --         (3)       (11)       (10)       (13)
Performing loans sold                                                 (3,683)    (5,830)    (5,655)    (4,982)    (5,229)
Nonperforming loans sold                                                  --        (11)        (2)        --         --
Other, principally payments                                             (414)      (267)      (423)      (165)      (167)
--------------------------------------------------------------------------------------------------------------------------
Core business activity, end of period                                  8,225      6,782      6,991      5,613      5,522
--------------------------------------------------------------------------------------------------------------------------
Portfolio management activity
Portfolio management activity, beginning of period                       349        772      1,224        441      1,012
Former Wachovia Balance, September 1, 2001                                --         --         --        117         --
Transfers to (from) loans held for sale, net
   Performing loans                                                      (11)        10        (30)     1,154        (99)
   Nonperforming loans                                                    --         --         24         79         98
Lower of cost or market value adjustments                                 (8)       (11)       (47)        (5)       (22)
Performing loans sold                                                    (49)      (349)      (190)      (195)      (306)
Nonperforming loans sold                                                 (10)       (11)      (104)       (88)      (131)
Allowance for loan losses related to loans
   transferred to loans held for sale                                     --         (4)       (10)      (262)       (40)
Other, principally payments                                              (98)       (58)       (95)       (17)       (71)
--------------------------------------------------------------------------------------------------------------------------
Portfolio management activity, end of period                             173        349        772      1,224        441
--------------------------------------------------------------------------------------------------------------------------
Balance, end of period/(a)/                                          $ 8,398      7,131      7,763      6,837      5,963
--------------------------------------------------------------------------------------------------------------------------
/(a)/ Nonperforming loans included in loans held for sale at June 30, and March 31, 2002, and at December 31, September
      30 and June 30, 2001, were $108 million, $213 million, $228 million, $273 million and $250 million, respectively.
--------------------------------------------------------------------------------------------------------------------------

Key Points
..    Portfolio management activity included sale of $59 million of higher risk and overlapping loans, $49 million of which were performing
..    No new transfers into held for sale related to portfolio management activity
..    Net effect of market valuation adjustments and the sale of loans out of loans held for sale and the portfolio was $5 million versus $7 million in 1Q02
..    Of 3Q01 transfer of $1.5 billion in overlapping and higher risk loans, only
     $116 million net carrying value remains

                   (See Appendix, page 31 for further detail)

                                                                       Page - 14

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

First Union/Wachovia Merger Intergration Update
-----------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Merger Integration Metrics                                                   Total                           Run Rate
                                                2002                        as a %                   Run       as a %
                                       -------------
                                        2Q        1Q      2001     Total   of Goal      Goal        Rate/(b)/ of Goal
-----------------------------------------------------------------------------------------------------------------------
(In millions)
Annual expense efficiencies/(a)/    $  167       150        86       317        36%   $   890        668           75%
One-time charges                    $  155        75       319       549        36    $ 1,525/(c)/
-----------------------------------------------------------------------------------------------------------------------
Position reductions/(d)/               114     1,209     1,905     3,228        46      7,000
Branch consolidations                    -         -         -         -         -%   250-300
-----------------------------------------------------------------------------------------------------------------------
                                                                                                 *Gallup survey
                                                                          --------------------
                                                2002      2001                 2003-2004
                                      --------------   -------
                                        2Q        1Q      Avg.                Target Range       7= Extremely
                                      ----  --------   -------            --------------------
Customer overall                                                                                    Satisfied
  satisfaction scores*                6.38      6.37      6.32                6.32 to 6.40       1= Extremely
New/Lost ratio/(e)/                     1.1                                     ****   1.0          Dissatisfied
-----------------------------------------------------------------------------------------------------------------------

/(a)/ Expense efficiencies calculated from annualized combined 4Q00 base
      (excluding commissions, incentives, amortization and restructuring or merger costs) grown at a rate of 3%. The total column represents YTD 2002.
/(b)/ Most recent quarter annualized. During 2002 additional merger efficiencies will be realized and additional merger costs incurred. Expected net merger expense efficiencies of $490 million in 2002.
/(c)/ Includes $75 million of unanticipated costs associated with hostile takeover attempt.
/(d)/ Represents change in FTE position from pro forma combined December 31,
      2000, base of 85,885 and excludes divested businesses and the impact of strategic repositioning. 2001 total includes 452 of pre-close position reductions.
/(e)/ New core General Bank retail and small business households gained divided by core households lost. Core households exclude single-service credit card, mortgage and trust households and out of footprint households. 2Q02 represents two months ended May 2002.
--------------------------------------------------------------------------------
Key Points
2Q02 Achievements
.. 40% of major system-related activities completed including:
  - Brokerage conversion successfully completed involving 600,000 accounts
  - Personal trust conversion successfully completed involving 23,000 customers
  - Mutual fund platform converted involving 22 funds and $7.5 billion in assets
  - Over 90% of investment banking conversions successfully executed involving 16,000 customer accounts and over 50,000 transactions
.. Voluntary employee YTD attrition remains low at 13.7% versus 2001 levels of
  18.4%
.. 673,000 YTD of 1.5 million scheduled product and system training hours completed
.. Licensed over 60 new series 6 reps for a YTD total of over 300 in the legacy
  Wachovia branch system
3Q02 Activities
.. First data center conversion and closing to occur mid quarter
.. Common deposit product launch; common pricing introduced in 3Q01
.. Consumer credit platform conversion

                   (See Appendix, page 32 for further detail)

**** - Denotes greater than or equal to

                                                                       Page - 15

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Wachovia Merger Integration: On Track
-------------------------------------

   -----------------------------------------------------------------------------
                                                               Completed
                                                               ---------
     Event / Conversion Name                  Target Date       on Time
     -----------------------                  -----------       -------
   -----------------------------------------------------------------------------
   Announcement of First
   Union / Wachovia Merger                    Apr. 2001           [X]
   -----------------------------------------------------------------------------
   Business Unit Reviews                      May 2001            [X]
   -----------------------------------------------------------------------------
   Consummation of merger - New
   Wachovia Corporation                       Sep. 2001           [X]
   -----------------------------------------------------------------------------
   Systems Selection (969)                    Oct. 2001           [X]
   -----------------------------------------------------------------------------
   Tier I, II, III Selections                 Oct. 2001           [X]
   -----------------------------------------------------------------------------
   Equity Derivatives Conversion              Nov. 2001           [X]
   -----------------------------------------------------------------------------
   Fixed Income Derivatives Conversion        Dec. 2001           [X]
   -----------------------------------------------------------------------------
   Branch Divestiture of Salisbury Main
   to First Bancorp                           Dec. 2001           [X]
   -----------------------------------------------------------------------------
   Target Environment Design for all
   Business Units                             Dec. 2001           [X]
   -----------------------------------------------------------------------------
   Accounts Payable Conversion to
   Oracle Financials System                   Jan. 2002           [X]
   -----------------------------------------------------------------------------
   SOLD - Sales Tracking System
   Conversion                                 Jan. 2002           [X]
   -----------------------------------------------------------------------------
   T&E Expense Reporting for Employees        Jan. 2002           [X]
   -----------------------------------------------------------------------------
   Payroll / Benefits Conversion -
   PeopleSoft 8.0                             Jan. 2002           [X]
   -----------------------------------------------------------------------------
   Fixed Income Sales and Trading
   Conversion                                 Jan. 2002           [X]
   -----------------------------------------------------------------------------
   Fixed Assets System Conversion             Jan. 2002           [X]
   -----------------------------------------------------------------------------
   Purchasing System Conversion               Jan. 2002           [X]
   -----------------------------------------------------------------------------
   Branch Divestitures - 37 Offices to
   National Commerce Financial                Feb. 2002           [X]
   -----------------------------------------------------------------------------
   Branch Consolidation Decisions             Feb. 2002           [X]
   -----------------------------------------------------------------------------
   ATM Machine Conversion Pilot               Mar. 2002           [X]
   -----------------------------------------------------------------------------
   New Wachovia Brand / Logo Rollout          Mar. 2002           [X]
   -----------------------------------------------------------------------------
   Product Menu Completed                     Apr. 2002           [X]
   -----------------------------------------------------------------------------
   Product Pricing & Strategy Developed       Apr. 2002           [X]
   -----------------------------------------------------------------------------
   Real Estate Financial Services Conduit
   Conversion                                 Apr. 2002           [X]
   -----------------------------------------------------------------------------
   Single Bank Charter - Merger
   Consummation of Bank Charters -
   First Union National Bank becomes
   Wachovia Bank,N.A.                         Apr. 2002           [X]
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------
                                                               Completed
                                                               ---------
     Event / Conversion Name                  Target Date        on Time
     -----------------------                  -----------        -------
   -----------------------------------------------------------------------------
   International London Office
   Consolidation                              Apr. 2002           [X]
   -----------------------------------------------------------------------------
   SOLD - Book of Business Conversion         Apr. 2002           [X]
   -----------------------------------------------------------------------------
   International Documentary Collections
   Conversion                                 Apr. 2002           [X]
   -----------------------------------------------------------------------------
   SBA Loan Conversion                        Apr. 2002           [X]
   -----------------------------------------------------------------------------
   Mortgage Loans New Originations            Apr. 2002           [X]
   -----------------------------------------------------------------------------
   Data Warehouse Joint Householding          Apr. 2002           [X]
   -----------------------------------------------------------------------------
   Florida Argo Teller System Rollout
   Begins                                     Apr. 2002           [X]
   -----------------------------------------------------------------------------
   Retail Loan Collections and Recovery       May 2002            [X]
   -----------------------------------------------------------------------------
   Customer Information File Conversion       May 2002            [X]
   -----------------------------------------------------------------------------
   Mutual Fund Custody and Transfer
   Agent Conversion                           May 2002            [X]
   -----------------------------------------------------------------------------
   Foreign Exchange Conversion                Jun. 2002           [X]
   -----------------------------------------------------------------------------
   Institutional Trust Conversion             Jun. 2002           [X]
   -----------------------------------------------------------------------------
   International Collections & Funds
   Transfer Conversion                        Jun. 2002           [X]
   -----------------------------------------------------------------------------
   International Letter of Credit
   Conversion                                 Jun. 2002           [X]
   -----------------------------------------------------------------------------
   Leveraged Finance Leasing Conversion       Jun. 2002           [X]
   -----------------------------------------------------------------------------
   Brokerage Conversion                       Jun. 2002           [X]
   -----------------------------------------------------------------------------
   KEY Accounts to CAP Conversion             Jun. 2002           [X]
   -----------------------------------------------------------------------------
   Mutual Funds Conversion                    Jun. 2002           [X]
   -----------------------------------------------------------------------------
   Self-Directed IRA Conversion               Jun. 2002           [X]
   -----------------------------------------------------------------------------
   Corporate and Investment Banking
   Safekeeping Conversion                     Jul. 2002           [X]
   -----------------------------------------------------------------------------
   Dallas Lockbox Migration                   Jul. 2002           [X]
   ----------------------------------------------------------------------------
   Personal Trust System Conversion           Jul. 2002           [X]
   -----------------------------------------------------------------------------
   Reissue Legacy Wachovia Florida ATM
   Cards                                      Jul. 2002           [X]
   -----------------------------------------------------------------------------
   Tennessee Branch Closed                    Jul. 2002           [X]
   -----------------------------------------------------------------------------

                                                                       Page - 16

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Summary

2Q02-Wachovia on Track
..  General Bank outstanding performance continues
..  Capital Management and Wealth Management results encouraging considering continued downward pressure in equity markets
..  Corporate and Investment Bank focused on risk reduction and capital optimization in a difficult market
..  Continued focus on improving efficiencies evident
..  Increase in NPAs in line with expectations, driven by telecommunications and
   Argentine exposure
..  Improved Tier 1 capital ratio 28 bps
..  Merger integration remains on track and progressing well


2002 Outlook-Essentially Unchanged

..  Revenues expected to grow in low-mid single digit range
..  Margins projected to remain stable, consistent with the average of the first half of 2002
..  Full year charge-offs expected to be at the upper end of 60-80 bps range
..  Expenses expected to remain flat
   - Excludes option expense which will add an additional estimated $30 million after-tax, over the second half of 2002
..  NPA trends expected to experience modest upward pressure
..  Average loans expected to remain flat as consumer loan growth is offset by commercial loan declines
..  Tier 1 capital should reach 8.0% by year end
..  Continue to target dividend payout ratio of 30 - 35% of cash earnings
..  No material change in average diluted shares

                                                                       Page - 17

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

                                    Appendix

                                Table of Contents

Summary Operating Results ......................................................     19
Net Interest Income ............................................................     19
Fee and Other Income............................................................     20
Noninterest Expense ............................................................  20-21
General Bank ...................................................................  21-23
Capital Management .............................................................  24-25
Wealth Management ..............................................................     26
Corporate and Investment Bank ..................................................  27-29
Parent .........................................................................     30
Asset Quality ..................................................................     31
First Union/Wachovia Merger Integration Update..................................  32-34

                                                                       Page - 18

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Summary Operating Results

2Q02 GAAP, operating, and cash operating earnings of $868 million, $957 million and $1.1 billion, respectively, do not include the effect of the cost of stock options relating to existing options programs.

We are adopting the method of expense recognition regarding accounting for stock options. The estimated financial impact of new options issued in 2002 is estimated to be $30 million after-tax, or $0.02 per share, over the second half of 2002.

Net Interest Income

--------------------------------------------------------------------------------------------------------------------
Interest Income Summary                                    2002                                     2001    2 Q 02
                                          ---------------------   --------------------------------------
                                            Second        First      Fourth          Third        Second        vs
(In millions)                              Quarter      Quarter     Quarter        Quarter       Quarter    1 Q 02
--------------------------------------------------------------------------------------------------------------------
Average earning assets                   $ 254,424      255,488     259,884        219,672       204,673         - %
Average interest-bearing liabilities       223,829      227,382     231,763        198,322       185,224        (2)
---------------------------------------------------------------------------------------------------------------------
Interest income (Tax-equivalent)             3,948        3,954       4,363          3,988         3,851         -
Interest expense                             1,433        1,477       1,879          2,014         2,109        (3)
--------------------------------------------------------------------------------------------------------------------
  Net interest income (Tax-equivalent)   $   2,515        2,477       2,484          1,974         1,742         2 %
--------------------------------------------------------------------------------------------------------------------
Rate earned                                   6.22%        6.24        6.68           7.23          7.54         -
Equivalent rate paid                          2.26         2.34        2.87           3.65          4.13         -
--------------------------------------------------------------------------------------------------------------------
  Net interest margin                         3.96%        3.90        3.81           3.58          3.41         -
--------------------------------------------------------------------------------------------------------------------

Net Interest Income increased 2% or $38 million vs. 1Q02, as wider spreads were partially offset by lower net earning assets. Net interest margin of 3.96% increased 6 bps vs. 1Q02. The increase was due to the effects of a continued decline in low yielding assets, growth in equity and low-cost core deposits. In order to maintain our targeted interest rate risk profile, derivative positions are used to hedge the repricing risk inherent in balance sheet positions. In a declining rate environment an increase in the contribution of hedge-related derivatives, primarily hedge-related derivatives on fixed-rate debt, fixed rate consumer deposits, and floating rate loans, offsets declining income from balance sheet positions. Due to the short-term nature of many hedge-related derivative positions, maturing and new positions influence the contribution from derivatives on a quarterly basis. For 2Q02 net hedge-related derivative income contributed 39 bps to the net interest margin, down from 47 bps in 1Q02.

Average loans were down 1% vs. 1Q02. Average commercial loans were down 1%, with weak commercial loan demand and aggressive portfolio management contributing to the reduction. During 1Q02 and 2Q02 $311 million of average commercial loans were sold/securitized out of the portfolio. Average consumer loans were down 1%, or $793 million, and increased $833 million, or 1% excluding sales/securitizations. Significant factors affecting the consumer loan average included $598 million of mortgages swapped into agency-guaranteed mortgage-backed securities in February and March, and $657 million swapped in May. Additional factors include the sale of $128 million of consumer loans in mid-February with branch divestitures and $217 million in planned runoff in the indirect auto loan and lease portfolio. (See Table on Page 4)

Average core deposits increased 1% vs. 1Q02, due to continued strong low-cost core deposit growth (up 3%) offset by CD runoff. Normal seasonal influences and continued customer preferences for liquidity in the current economic environment have contributed to the increase. Excluding deposit divestitures in mid-February of $1.4 billion, average core deposit growth was 2% and low-cost core deposit growth was 4%. Average demand deposits, money market, interest checking and savings grew a combined $3.1 billion, while time deposits declined by $1.2 billion as a result of lower funding requirements. Foreign and other time deposits declined $2.3 billion, or 16%, vs. 1Q02, with significant reductions in both foreign and other large time deposits as we continue to shift toward lower cost funding sources. (See Table on Page 4)

                                                                       Page - 19

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

The following table provides additional period-end balance sheet data.

--------------------------------------------------------------------------------------------------------------------
Period-End Balance Sheet Data                              2002                                     2001    2 Q 02
                                          ---------------------   --------------------------------------
                                            Second        First      Fourth          Third        Second        vs
(In millions)                              Quarter      Quarter     Quarter        Quarter       Quarter    1 Q 02
--------------------------------------------------------------------------------------------------------------------
Commercial loans, net                     $102,780      104,883     106,308        107,673        79,529        (2)%
Consumer loans, net                         56,020       57,411      57,493         62,007        42,963        (2)
--------------------------------------------------------------------------------------------------------------------
    Loans, net                             158,800      162,294     163,801        169,680       122,492        (2)
--------------------------------------------------------------------------------------------------------------------
Goodwill and other intangible assets
    Goodwill                                10,728       10,728      10,616         10,496         3,476         -
    Deposit base                             1,508        1,661       1,822          2,433           140        (9)
    Customer relationships                     229          237         244              8             9        (3)
    Tradename                                   90           90          90              -             -         -
Total assets                               324,673      319,853     330,452        325,897       245,941         2
Core deposits                              168,222      167,141     170,498        159,787       121,022         1
Total deposits                             180,663      180,033     187,453        180,549       138,567         -
Stockholders' equity                      $ 30,372       28,785      28,455         28,506        16,144         6 %
--------------------------------------------------------------------------------------------------------------------

Fee and Other Income

(See Table on Page 5)

Fee and other Income increased 4% vs. 1Q02, primarily the result of lower net principal investing losses than were recorded in 1Q02. Excluding net securities gains which were used to offset credit actions and principal investing, fee and other income declined 1%. Fees represented 46% of total revenue in 2Q02.

Service charges and fees remained flat vs. 1Q02 levels, as increases in retail and small business service charges were offset by declines in the commercial segment in addition to the full quarter effect of mid-first quarter branch divestitures.

Commissions grew 4% from 1Q02 levels, primarily due to increased institutional brokerage trading, strong annuity sales of $1.5 billion, institutional OTC trading and higher insurance commissions. The increase occurred despite continued weak markets. Fiduciary and asset management fees declined 2% vs. 1Q02, reflecting continued weak asset valuations and an investor shift towards more conservative, lower priced products. Solid fund flows in asset management helped to somewhat offset lower asset valuations in asset management and Wealth Management. Mutual fund assets reached a record $109 billion.

Advisory, underwriting and other investment banking fees fell 6% from 1Q02. Weak markets in 2Q02 caused lower results in M&A and high yield, and fixed income trading results were lower. This decline was partially offset by conduit fees related to the securitization of assets in the conduit as well as improvement in loan syndications.

Principal investing recorded losses of $42 million compared to losses of $90 million in 1Q02, which included a $43 million mark-to-market loss on a publicly traded security.

Other income increased $44 million vs. 1Q02. Net gains on securities were $58 million in 2Q02, including impairment losses of $40 million vs. a loss of $6 million in 1Q02 that included impairment losses of $45 million. Net gains from market valuation adjustments or sales of loans held for sale were $28 million in 2Q02 versus $21 million in 1Q02. 2Q02 mortgage sales and securitization income was $44 million vs. $57 million in 1Q02 due to lower mortgage origination volume. Home equity sales and securitizations fell to $19 million in 2Q02 from $47 million in 1Q02. Additionally tax credit-related amortization increased to $24 million from $15 million in 1Q02 reducing other income by $9 million.

Noninterest Expense

(See Table on Page 6)

Salaries and employee benefits expenses declined 1% vs. 1Q02. Lower incentives and benefits expenses coupled with flat salary expense led to the decline. Other expenses were flat in aggregate. Combined occupancy and equipment expenses increased primarily as a result of financial center technology upgrades. Professional and consulting fees increased 9% to $96 million due to increased legal expenses.

                                                                       Page - 20

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Intangibles amortization was $161 million in 2Q02 vs. $168 million in 1Q02. $153 million of amortization expense represents amortization of deposit base intangibles and $8 million represents amortization of other intangibles.

General Bank

This segment consists of the Retail and Small Business and Commercial operations.

(See Table on Page 8)

Retail and Small Business
This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Educaid and other retail businesses.

--------------------------------------------------------------------------------------------------------------------------
Retail and Small Business                                                2002                             2001     2 Q 02
                                                          -------------------    -----------------------------
Performance Summary                                         Second      First     Fourth      Third     Second         vs
(In millions)                                              Quarter    Quarter    Quarter    Quarter    Quarter     1 Q 02
--------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)                      $  1,361      1,312      1,308      1,053        957          4%
Fee and other income                                           448        427        513        392        349          5
Intersegment revenue                                            22         23         25         21         19         (4)
--------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                             1,831      1,762      1,846      1,466      1,325          4
Provision for loan losses                                       74         76         92         72         85         (3)
Noninterest expense                                          1,081      1,054      1,081        900        824          3
Income taxes (Tax-equivalent)                                  246        231        246        173        143          6
--------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                      $    430        401        427        321        273          7%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                           $    337        314        339        245        227          7%
Risk adjusted return on capital (RAROC)                      50.74%     49.34      52.35      44.79      46.86          -
Economic capital, average                                 $  3,395      3,323      3,332      2,967      2,609          2
Cash overhead efficiency ratio                               59.03%     59.84      58.65      60.74      61.30          -
Average loans, net                                        $ 60,604     58,088     56,668     47,625     42,101          4
Average core deposits                                     $124,531    122,015    120,707     98,862     88,827          2%
--------------------------------------------------------------------------------------------------------------------------

Net interest income increased by 4% over 1Q02. The improvement was driven by average loan growth of 4% due to continued demand for prime equity lines and consumer direct loans and the continued low rate environment. Average core deposits were up 2% with spreads increasing 2 bps as low-cost core deposits continued to show strong growth of 6%, especially in Money Market (up 9%), Interest Checking (up 4%) and DDA (up 4%), while higher cost CDs fell 2% and CAP fell 5%.

Fee and other income rose by 5%, primarily due to service charges and banking fees for one additional day and increases in DDA and Interest Checking accounts. 2Q02 mortgage results included $7 million in gains on $3.4 billion in mortgage deliveries to agencies/private investors and $14 million in gains on flow servicing sales. 1Q02 mortgage results included $16 million in gains on $4.4 billion in deliveries to agencies/private investors and $15 million in gains on flow servicing sales. There were $2 million in home equity gains on loan sales and securitizations in 2Q02 and no gains in 1Q02.

Expenses rose 3%, driven by an $8 million charge associated with the consolidation of the FUHEB and mortgage banking platforms. Excluding these non-recurring charges, expenses were up 2%, reflecting higher production-based incentive costs and new technology for the financial centers.

                                                                       Page - 21

                                         Wachovia 2002 Quarterly Earnings Report
--------------------------------------------------------------------------------

Retail Loan Production

------------------------------------------------------------------------------------------------------------------------------------
Retail and Small Business                                         2002                                         2001       2 Q 02
                                             --------------------------    -----------------------------------------
                                                  Second         First          Fourth          Third        Second           vs
(In millions)                                    Quarter       Quarter         Quarter        Quarter       Quarter       1 Q 02
------------------------------------------------------------------------------------------------------------------------------------
Loan volume
Consumer direct                           $        1,887         1,977           1,842          1,370         1,755           (5)%
Prime equity lines                                 4,534         4,478           3,837          2,858         2,483            1
Wachovia Home Equity                                 746         2,007           1,416          1,447         1,558          (63)
Wachovia Mortgage Corporation                      4,308         5,275           6,658          4,279         4,685          (18)
Other                                              2,226         1,995           2,278          1,424           735           12
------------------------------------------------------------------------------------------------------------------------------------
  Total loan volume                       $       13,701        15,732          16,031         11,378        11,216          (13)%
------------------------------------------------------------------------------------------------------------------------------------
Average loans
Consumer direct                           $       17,103        16,456          15,444         13,701        12,504            4 %
Prime equity lines                                15,485        14,135          13,171         10,809         6,342           10
Wachovia Home Equity                              11,746        11,280          11,910         12,013        11,383            4
Wachovia Mortgage Corporation                        384           383             385            404           416            -
Other                                             15,886        15,834          15,758         10,698        11,456            -
------------------------------------------------------------------------------------------------------------------------------------
  Total average loans                     $       60,604        58,088          56,668         47,625        42,101            4 %
------------------------------------------------------------------------------------------------------------------------------------

Loan volume declined 13% due to lower production in both home equity and mortgage loans. The decline in home equity loans was largely driven by a refinement of production criteria for the Wachovia Home Equity broker channel focused on increasing RAROCs. This decline resulted in the decision to consolidate the broker origination platform with that of Wachovia Mortgage Corporation and is expected to generate $1.2 billion for the remainder of 2002. Excluding the declines in home equity as well as lower mortgage originations, loan volume rose 2%. Big Three loans (consumer direct, prime equity lines and small business) had a 10% increase from 1Q02.

Average retail loan outstandings increased 4%, primarily in prime equity lines.

Firstunion.com/Wachovia.com

------------------------------------------------------------------------------------------------------------------------------------
firstunion.com/wachovia.com                                           2002                                       2001      2 Q 02
                                                   ------------------------  -----------------------------------------
                                                      Second         First       Fourth          Third         Second          vs
(In thousands)                                       Quarter       Quarter      Quarter        Quarter        Quarter      1 Q 02
------------------------------------------------------------------------------------------------------------------------------------
Online customers (Enrollments)
Retail                                                 4,171         4,235        3,953          3,661          2,773          (2)%
Wholesale                                                228           194          170            149            130          18
----------------------------------------------------------------------------------------------------------------------------------
  Total customers online (Enrollments)                 4,399         4,429        4,123          3,810          2,903          (1)
Retail enrollments per quarter                           305           341          344            310            297         (11)
------------------------------------------------------------------------------------------------------------------------------------
Dollar value of transactions (In billions)       $      11.6          10.4         10.9            7.8            6.4          12 %
------------------------------------------------------------------------------------------------------------------------------------


Wachovia Contact Center

------------------------------------------------------------------------------------------------------------------------------------
Wachovia Contact Center Metrics                                               2002                                 2001     2 Q 02
                                                           ------------------------  -----------------------------------
                                                               Second        First      Fourth       Third       Second         vs
(In millions)                                                 Quarter      Quarter     Quarter     Quarter      Quarter     1 Q 02
------------------------------------------------------------------------------------------------------------------------------------
Customer calls to
Person                                                            8.6          8.9         7.5         8.8          8.4         (3)%
Voice response unit                                              34.8         36.7        23.2        27.9         23.5         (5)
------------------------------------------------------------------------------------------------------------------------------------
  Total calls                                                    43.4         45.6        30.7        36.7         31.9         (5)
------------------------------------------------------------------------------------------------------------------------------------
% of calls handled in 30 seconds or less (Target 70%)              83%          75          79          84           72          - %
------------------------------------------------------------------------------------------------------------------------------------

                                                                       Page - 22

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Commercial
This sub-segment includes middle-market Commercial, Commercial Real Estate and Government Banking.

-----------------------------------------------------------------------------------------------------
Commercial                                               2002                         2001   2 Q 02
                                             ---------------- ----------------------------
Performance Summary                          Second     First   Fourth     Third    Second     vs
(In millions)                               Quarter   Quarter  Quarter   Quarter   Quarter   1 Q 02
-----------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)       $    356       337      334       224       181        6%
Fee and other income                             60        71       65        42        30      (15)
Intersegment revenue                             20        17       20        14        14       18
-----------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                436       425      419       280       225        3
Provision for loan losses                        24        39       38        25        13      (38)
Noninterest expense                             150       152      157       116       102       (1)
Income taxes (Tax-equivalent)                    96        85       81        49        36       13
-----------------------------------------------------------------------------------------------------
  Operating earnings                       $    166       149      143        90        74       11%
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                            $     82        79       74        45        36        4%
Risk adjusted return on capital (RAROC)       26.34%    26.12    26.61     25.28     26.71        -
Economic capital, average                  $  2,159     2,116    2,012     1,331       981        2
Cash overhead efficiency ratio                34.48%    35.68    37.34     41.23     44.37        -
Average loans, net                         $ 40,228    39,945   40,336    28,758    23,139        1
Average core deposits                      $ 15,134    14,081   13,289    10,794     9,602        7%
-----------------------------------------------------------------------------------------------------

Net interest income grew 6% due to strong deposit growth. Average loans grew by 1%, as base commercial lending growth offset declines due to strategic commercial loan sales. Average core deposits increased 7%, outpacing seasonal expectations, driven by consistent focus on relationship banking.

Fee and other income was down 15%, primarily due to seasonally high service charges in the first quarter of the year.

Expenses declined 1%, as a result of strong expense management.

                                                                       Page - 23

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

CAPITAL MANAGEMENT

This segment includes Asset Management and Retail Brokerage Services.

(See Table on Page 9)


Asset Management

This sub-segment consists of the Mutual Fund business, Customized Investment Advisory Services and Corporate and Institutional Trust Services.

---------------------------------------------------------------------------------------------------------------------------
Asset Management                                                      2002                              2001     2 Q 02
                                                      --------------------   -------------------------------
Performance Summary                                      Second      First     Fourth      Third      Second         vs
(In millions)                                           Quarter    Quarter    Quarter    Quarter     Quarter     1 Q 02
---------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)                  $       1         (1)        (1)        (3)         (4)         -  %
Fee and other income                                        230        237        238        206         208         (3)
Intersegment revenue                                         (1)         -          -         (1)           -          -
---------------------------------------------------------------------------------------------------------------------------
   Total revenue (Tax-equivalent)                           230        236        237        202         204         (3)
Provision for loan losses                                     -          -          -          -           -          -
Noninterest expense                                         166        166        163        151         144          -
Income taxes (Tax-equivalent)                                23         26         26         18          20        (12)
---------------------------------------------------------------------------------------------------------------------------
   Operating earnings                                 $      41         44         48         33          40         (7) %
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $      38         40         43        30           37         (5) %
Risk adjusted return on capital (RAROC)                  124.43 %   130.39     137.67    122.41       185.35          -
Economic capital, average                             $     132        137        136       108           86         (4)
Cash overhead efficiency ratio                            72.05 %    70.55      68.64     74.76        70.45          -
Average loans, net                                    $     184        164        335       268          110         12
Average core deposits                                 $   1,162      1,199      1,430     1,442        1,530         (3) %
---------------------------------------------------------------------------------------------------------------------------

Fee and other income declined by 3% from 1Q02 levels to $230 million reflecting continued declines in equity values and the shift toward more conservative, lower fee products. Additionally, momentum continued with solid increases in the corporate trust sales pipeline.

Expenses remained unchanged from 1Q02 due to continued cost containment.

--------------------------------------------------------------------------------------------------------------------------------
Mutual Funds                                           2002                                                 2001
                           ---------------------------------  ---------------------------------------------------
                            Second Quarter    First Quarter    Fourth Quarter    Third Quarter    Second Quarter      2 Q 02
                           ----------------  ---------------  ----------------  ---------------  ----------------
                                      Fund             Fund              Fund             Fund              Fund          vs
(In billions)                 Amount   Mix    Amount    Mix    Amount     Mix    Amount    Mix     Amount    Mix      1 Q 02
--------------------------------------------------------------------------------------------------------------------------------
Assets under management
Money market                  $   69    64 %   $  64     60 %   $  64      62 %   $  63     62 %    $  55     61 %         8  %
Equity                            21    19        24     23        24      23        23     22         23     26         (13)
Fixed income                      19    17        18     17        16      15        16     16         12     13           6
--------------------------------------------------------------------------------------------------------------------------------
   Total mutual fund assets   $  109   100 %   $ 106    100 %   $ 104     100 %   $ 102    100 %    $  90    100 %         3  %
--------------------------------------------------------------------------------------------------------------------------------

Net mutual fund sales set a quarterly record of $5.7 billion including fluctuating fund sales of $850 million.

                                                                       Page - 24

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Retail Brokerage Services

This sub-segment includes Retail Brokerage and Insurance Services.

-------------------------------------------------------------------------------------------------------------------------------
Retail Brokerage Services                                                 2002                             2001     2 Q 02
                                                    --------------------------  -------------------------------
Performance Summary                                       Second         First    Fourth       Third     Second       vs
(In millions)                                            Quarter       Quarter   Quarter     Quarter    Quarter     1 Q 02
-------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)                   $     43           44        46          44         40        (2)  %
Fee and other income                                        564          552       552         460        489         2
Intersegment revenue                                        (20)         (17)      (17)        (19)       (17)      (18)
-------------------------------------------------------------------------------------------------------------------------------
   Total revenue (Tax-equivalent)                           587          579       581         485        512         1
Provision for loan losses                                     -            -         -           -          -         -
Noninterest expense                                         514          523       518         435        450        (2)
Income taxes (Tax-equivalent)                                27           20        25          16         21        35
-------------------------------------------------------------------------------------------------------------------------------
   Operating earnings                                  $     46           36        38          34         41        28   %
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                        $     31           21        23          17         27        48   %
Risk adjusted return on capital (RAROC)                   33.81   %    26.32     28.54       25.82      32.59         -
Economic capital, average                              $    546          550       542         506        515       (1)
Cash overhead efficiency ratio                            87.63   %    90.30     89.43       89.63      87.64         -
Average loans, net                                     $      2            2         2           1          -         -
Average core deposits                                  $    107           99        75          93         79         8   %
-------------------------------------------------------------------------------------------------------------------------------

Net interest income remained relatively stable at $43 million as average margin loan balances declined.

Fee and other income grew by 2% to $564 million as record bank channel annuity sales and strong mutual fund sales offset the effects of continued sluggish equity sales.

Expenses declined by 2% from 1Q02 as focus on cost control continued.

-------------------------------------------------------------------------------------------------------------------------------
Retail Brokerage Metrics                                             2002                                2001        2 Q 02
                                                    ----------------------   --------------------------------
                                                       Second       First      Fourth       Third      Second            vs
(Dollars in millions)                                 Quarter     Quarter     Quarter     Quarter     Quarter        1 Q 02
-------------------------------------------------------------------------------------------------------------------------------
Broker client assets                                $ 258,200     274,600     274,300     257,900     240,600          (6)  %
Margin loans                                        $   3,090       3,206       3,244       3,192       3,060          (4)
-------------------------------------------------------------------------------------------------------------------------------
Licensed sales force
Full-service financial advisors                         4,862       4,974       5,134       5,214       4,624          (2)
Financial center series 6                               3,182       3,126       2,838       2,931       3,028           2
-------------------------------------------------------------------------------------------------------------------------------
   Total sales force                                    8,044       8,100       7,972       8,145       7,652          (1)  %
--------------------------------------------------------------------------------------------------------------------------------

Broker client assets declined due to the effects of the declining equities markets, although, the number of brokerage accounts increased by almost 1% from 1Q02 levels to approximately 3.4 million.

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by the company's brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 2Q02, brokerage fee revenue and expense eliminations of $11 million each had no material effect on this segment's earnings.

                                                                      Page - 25

                                         Wachovia 2Q02 Quarterly Earnings Report
 -------------------------------------------------------------------------------

Wealth Management
-----------------

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property & casualty and high net worth life).

--------------------------------------------------------------------------------------------------------------------
Wealth Management                                            2002                                  2001     2 Q 02
                                            ---------------------     ---------------------------------
Performance Summary                            Second       First        Fourth       Third      Second       vs
(In millions)                                 Quarter     Quarter       Quarter     Quarter     Quarter     1 Q 02
--------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)      $       100          96            93          63          49         4  %
Fee and other income                              142         140           136          99          80         1
Intersegment revenue                                2           1             1           -           -         -
--------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                  244         237           230         162         129         3
Provision for loan losses                           7           1             4           2           -         -
Noninterest expense                               166         168           161         114          86        (1)
Income taxes (Tax-equivalent)                      26          25            22          17          14         4
--------------------------------------------------------------------------------------------------------------------
  Operating earnings                      $        45          43            43          29          29         5  %
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                           $        35          31            31          22          22        13  %
Risk adjusted return on capital (RAROC)         52.91 %     49.06         50.83       52.99       73.88         -
Economic capital, average                 $       338         330           318         212         148         2
Cash overhead efficiency ratio                  68.35 %     70.80         69.51       70.62       65.38         -
Average loans, net                        $     8,632       8,400         8,148       5,680       4,449         3
Average core deposits                     $     9,879       9,896         9,431       7,313       6,367         -  %
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Wealth Management Key Metrics/(a)/                           2002                                  2001     2 Q 02
                                            ---------------------     ---------------------------------
                                               Second       First        Fourth       Third      Second       vs
(Dollars in millions)                         Quarter     Quarter       Quarter     Quarter     Quarter     1 Q 02
--------------------------------------------------------------------------------------------------------------------
Assets under management/(b)/               $   71,900      75,700        77,100      77,500      48,100        (5) %
Client relationships (Actual)                  78,300      77,300        77,250      77,250      52,500         1
Wealth Management advisors (Actual)               966         984           983         983         552        (2) %
--------------------------------------------------------------------------------------------------------------------

/(a)/ 3Q01, 4Q01 and 1Q02 restated to reflect subsequent consolidations of client accounts of both legacy companies, as well as transfers of assets to other business units. Future restatements may occur as relationships are moved to channels that best meet client needs.
/(b)/ These assets are also included in Capital Management reporting.
--------------------------------------------------------------------------------

Net interest income increased 4% versus 1Q02. The increase was related to a 3% increase in average loans accompanied by favorable spreads.

Fee and other income rose 1% from 1Q02. Growth in insurance commissions and non-recurring trust fees offset the impact of lower asset valuations on recurring trust fees.

Provision for loan losses rose $6 million from 1Q02. The increase was driven primarily by charge-offs of several credits, which came under stress due to the soft economy and weak equity markets.

Expenses decreased 1% versus 1Q02 as focus on expense control continues.

                                                                       Page - 26

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Corporate and Investment Bank

This segment includes Corporate Banking, Investment Banking and Principal Investing.

(See Table on Page 11)

------------------------------------------------------------------------------------------------------------------------------------
Corporate and Investment Bank                                            2002                                  2001       2 Q 02
                                                     -------------------------   -----------------------------------
Total Revenue                                            Second         First       Fourth       Third       Second           vs
(In millions)                                           Quarter       Quarter      Quarter     Quarter      Quarter       1 Q 02
------------------------------------------------------------------------------------------------------------------------------------
Corporate banking                                 $         707           717          703         551          538           (1)%
------------------------------------------------------------------------------------------------------------------------------------
Investment banking
Agency                                                      206           192          216         117          173            7
Fixed income                                                209           261          183         207          201          (20)
Affordable housing (AH)                                      10            15           26           7           11          (33)
------------------------------------------------------------------------------------------------------------------------------------
  Total investment banking                                  425           468          425         331          385           (9)
------------------------------------------------------------------------------------------------------------------------------------
Principal investing                                         (41)          (90)         (18)       (594)         (67)          54
------------------------------------------------------------------------------------------------------------------------------------
Intersegment revenue                                        (24)          (18)         (19)        (16)         (15)         (33)
------------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                   $       1,067         1,077        1,091         272          841           (1)  %
------------------------------------------------------------------------------------------------------------------------------------
Memoranda
Trading account profits (Included above)          $          34           121           43          66          110          (72)  %
------------------------------------------------------------------------------------------------------------------------------------

Corporate Banking
This sub-segment includes Large Corporate Lending, Commercial Leasing and Rail, and International operations.

------------------------------------------------------------------------------------------------------------------------------------
Corporate Banking                                                         2002                                  2001       2 Q 02
                                                       ------------------------  ------------------------------------
Performance Summary                                       Second         First      Fourth       Third        Second           vs
(In millions)                                            Quarter       Quarter     Quarter     Quarter       Quarter       1 Q 02
------------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)                $        427           446         495         365           357           (4)%
Fee and other income                                         280           271         208         186           181            3
Intersegment revenue                                         (16)          (13)        (14)        (10)           (8)         (23)
------------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                             691           704         689         541           530           (2)
Provision for loan losses                                    293           222         248         125            95           32
Noninterest expense                                          266           267         295         248           239            -
Income taxes (Tax-equivalent)                                 50            82          57          58            67          (39)
------------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                $         82           133          89         110           129          (38)%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                     $         60            58          14          34            54            3 %
Risk adjusted return on capital (RAROC)                    15.59 %       15.20       12.99       15.40         18.13            -
Economic capital, average                           $      5,236         5,564       5,709       3,900         3,531           (6)
Cash overhead efficiency ratio                             38.77 %       38.16       43.25       45.63         44.93            -
Average loans, net                                  $     38,205        39,689      42,307      38,083        36,809           (4)
Average core deposits                               $      9,641         9,878       9,784       7,925         7,658           (2)%
------------------------------------------------------------------------------------------------------------------------------------

Net interest income declined 4%, primarily due to lower loan and deposit balances. Average loans were down 4%, due to continued reduction in facility usage and the cancellation and reduction of loan facilities from large borrowers in corporate banking and leveraged finance. Deposits decreased 2%, primarily in global corporate banking related to lower loan outstandings.

Fee and other income increased 3%, due primarily to higher international trade fees, payment service fees and standby fees, as well as increased gains on assets held for sale.

Expenses were flat due to continued focus on expense control.

-----------------------------------------------------------------------------------------------------------------------------------
Corporate Banking Fees                                               2002                                       2001       2 Q 02
                                              ----------------------------   ----------------------------------------
                                                     Second         First        Fourth          Third        Second           vs
(In millions)                                       Quarter       Quarter       Quarter        Quarter       Quarter       1 Q 02
------------------------------------------------------------   ---------------------------------------------------------------------
Lending/Treasury services                  $            167           162            93             82            74            3 %
Leasing                                                  39            41            45             40            48           (5)
International/Treasury services                          74            68            70             64            59            9
------------------------------------------------------------------------------------------------------------------------------------
  Corporate banking fees                   $            280           271           208            186           181            3 %
------------------------------------------------------------------------------------------------------------------------------------

                                                                         Page-27

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Investment Banking
This sub-segment includes Equity Capital Markets, Loan Syndications, High Yield Debt, M&A, Fixed Income Sales & Trading, Municipal Group, Foreign Exchange, Derivatives, Equity Derivatives, Structured Products, Real Estate Capital Markets and Asset Securitization.

----------------------------------------------------------------------------------------------------------------
Investment Banking                                          2002                                2001     2 Q 02
                                            ---------------------   ---------------------------------
Performance Summary                            Second      First       Fourth      Third      Second         vs
(In millions)                                 Quarter    Quarter      Quarter    Quarter     Quarter     1 Q 02
----------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)        $     168        151          193        150         134        11%
Fee and other income                              257        317          232        181         251       (19)
Intersegment revenue                               (8)        (5)          (5)        (6)         (7)      (60)
----------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                  417        463          420        325         378       (10)
Provision for loan losses                           -          -            6          1          (2)        -
Noninterest expense                               249        248          248        228         258         -
Income taxes (Tax-equivalent)                      62         78           61         30          39       (21)
----------------------------------------------------------------------------------------------------------------
  Operating earnings                        $     106        137          105         66          83       (23)%
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                             $      71         99           66         35          47       (28)%
Risk adjusted return on capital (RAROC)         32.54%     40.66        30.53      25.98       28.54         -
Economic capital, average                   $   1,326      1,360        1,417      1,011       1,111        (3)
Cash overhead efficiency ratio                  59.76%     53.65        58.97      69.96       67.78         -
Average loans, net                          $   3,375      3,653        3,887      3,969       4,335        (8)
Average core deposits                       $   2,573      2,888        2,849      2,565       2,542       (11)%
----------------------------------------------------------------------------------------------------------------

Net interest income was up 11%, primarily due a change in the short-term investment mix in fixed income. Average loans declined 8%, while deposits declined 11% related to transaction timing and strategic exits.

Fee and other income declined 19%, primarily due to lower trading results in fixed income sales and trading and both fixed income and equity derivatives. Within investment banking agency businesses, loan syndications showed improvement as both volume and deal size increased. This increase was partly offset by weaker M&A and high yield results.

Expenses were flat due to continued expense management

-------------------------------------------------------------------------------------------------------------
Investment Banking Fees                                      2002                              2001     2 Q 02
                                         ------------------------   -------------------------------
                                             Second         First      Fourth      Third     Second         vs
(In millions)                               Quarter       Quarter     Quarter    Quarter    Quarter     1 Q 02
---------------------------------------------------------------------------------------------------------------
Agency                                      $     149        137         142          57        116          9 %
Fixed income                                       95        163          61         113        121        (42)
Affordable housing (AH)                            13         17          29          11         14        (24)
----------------------------------------------------------------------------------------------------------------
  Investment banking fees                   $     257        317         232         181        251        (19)%
----------------------------------------------------------------------------------------------------------------

                                                                       Page - 28

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Principal Investing

This sub-segment includes the Public Equity, Private Equity, and Mezzanine Portfolios, and Fund Investment activities.

---------------------------------------------------------------------------------------------------------------------------
Principal Investing                                                   2002                                   2001    2 Q 02
                                                   -----------------------   ------------------------------------
Performance Summary                                    Second        First         Fourth        Third     Second        vs
(In millions)                                         Quarter      Quarter        Quarter      Quarter    Quarter    1 Q 02
---------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)             $          1            -              3           (9)        (9)        -%
Fee and other income                                      (42)         (90)           (21)        (585)       (58)       53
Intersegment revenue                                        -            -              -            -          -         -
---------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                          (41)         (90)           (18)        (594)       (67)       54
Provision for loan losses                                   -            -              -            -          -         -
Noninterest expense                                         6            6              7            9          8         -
Income taxes (Tax-equivalent)                             (18)         (35)            (9)        (220)       (25)       49
---------------------------------------------------------------------------------------------------------------------------
  Operating earnings                             $        (29)         (61)           (16)        (383)       (50)       52%
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                  $        (57)         (90)           (50)        (424)       (91)       37%
Risk adjusted return on capital (RAROC)                (11.69)%     (23.02)         (5.43)     (113.43)    (15.02)        -
Economic capital, average                        $      1,007        1,073          1,137        1,341      1,339        (6)
Cash overhead efficiency ratio                            n/m %        n/m            n/m          n/m        n/m         -
Average loans, net                               $          -            -             41           18          1         -
Average core deposits                            $          -            -              -            -          -         -%
---------------------------------------------------------------------------------------------------------------------------

Principal investing net losses were $42 million in 2Q02, compared to a net loss of $90 million in 1Q02. Total dollars invested in the principal investing portfolio at the end of 2Q02 were $2.2 billion vs. $2.4 billion at the end of 1Q02. The portfolio at the end of 2Q02 was invested as follows: 58% direct investments (45% direct equity, 13% mezzanine) and 42% fund investments.

                                                                       Page - 29

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Parent

This segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, businesses being wound down or divested, and goodwill and intangibles amortization.

-----------------------------------------------------------------------------------------------------------------------------------
Parent                                                      2002                                           2001           2 Q 02
                                           ---------------------    -------------------------------------------
Performance Summary                           Second       First       Fourth          Third             Second               vs
(In millions)                                Quarter     Quarter      Quarter        Quarter            Quarter           1 Q 02
-----------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)       $      57          91           12             86                 35              (37) %
Fee and other income                             182         113          145             69                109               61
Intersegment revenue                              (1)         (6)          (8)            (2)                 -               83
-----------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                 238         198          149            153                144               20
Provision for loan losses                         (1)          1           (7)            19                 32                -
Noninterest expense                              177         206          324            121                 69              (14)
Income taxes (Tax-equivalent)                     (6)        (33)         (87)            15                 14               82
-----------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                       $      68          24          (81)            (2)                29                -  %
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                            $     100          54           13             29                 46               85  %
Risk adjusted return on capital (RAROC)        27.41 %     19.56        13.88          17.58              22.14                -
Economic capital, average                  $   2,429       2,571        2,499          2,037              1,859               (6)
Cash overhead efficiency ratio                  6.41 %     19.46        46.06           9.71               7.21                -
Average loans, net                         $   3,855       7,123       11,115          8,624              8,268              (46)
Average core deposits                      $   2,582       3,634        4,261          3,209              2,430              (29) %
-----------------------------------------------------------------------------------------------------------------------------------

Net interest income decreased $34 million vs. 1Q02. The decrease was largely due to maturing derivative positions, and loan and deposit sales and divestitures. Average loans declined $3.3 billion, including an average of $1.3 billion related to the 1Q02 and 2Q02 swap of $2.0 billion of mortgages into agency-guaranteed mortgage-backed securities, $229 million related to sales and divestitures, and $217 million from runoff in the indirect auto loan and lease portfolio. Average core deposits declined by $1.1 billion, the result of $1.4 billion in deposits divestitures in mid-February.

Fee and other income increased $69 million vs. 1Q02 largely due to net securities gains, which were $65 million vs. $2 million in 1Q02. 2Q02 included $42 million in fees related to the securitization of assets from one of our conduits. Net trading losses of $1 million compared to 1Q02 losses of $17 million which included a $42 million loss related to the purchase of $361 million of assets from one of our conduits pursuant to a credit enhancement agreement between Wachovia and the conduit. These increases in fee income were partially offset by $31 million in lower home equity and mortgage sales and securitization income.

Expenses decreased $29 million vs. 1Q02. Of this decrease, $22 million was related to merger savings and $7 million to lower intangibles amortization.

                                                                       Page - 30

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Asset Quality

(See Table on Page 12)

Net loan losses increased by 15% to $374 million, resulting in a net charge-off ratio of 0.97% of average net loans versus 0.83% in 1Q02. Net loan losses were down 23% excluding $123 million in losses taken on Argentine entities, which were written down to approximately 15% of the original loan amounts. Gross charge-offs were $409 million offset by $35 million in recoveries.

Provision for loan losses exceeded net charge-offs by $23 million for the quarter related to the sale of $355 million of commercial loans directly out of the loan portfolio.

Allowance for loan losses of $3.0 billion, or 1.86% of net loans, decreased by $35 million from 1Q02. This decrease was related to $58 million in allowance associated with loans that were sold.

The allowance to nonperforming loans ratio declined to 163% from 177%, while the allowance to nonperforming assets ratio (excluding NPAs in loans held for sale) decreased to 150% from the prior quarter's 162%.

Nonperforming Loans
(See Table on Page 13)

Nonperforming loans in the loan portfolio increased 7% or $120 million on a linked quarter basis to $1.8 billion. This increase included $144 million in telecom-related loans. Total nonperforming assets increased only 1%.

New inflows to the commercial nonaccrual portfolio rose to $721 million compared to the prior quarter's $541 million. Of the new commercial nonaccruals 31% were related to telecom and Argentine-related loans. Nonperforming commercial loan balances were reduced primarily by payments of $164 million. In the quarter, $134 million in nonperforming commercial loans and $16 million of nonperforming consumer loans were sold.

Loans Held For Sale
(See Table on Page 14)

In 2Q02, a net $5.5 billion of loans were originated for sale representing core business activity.

We sold a total of $3.7 billion of loans out of the loans held for sale portfolio in connection with core business activity. Additionally as a part of our ongoing portfolio management activities we sold $49 million of performing loans and $10 million of nonperforming loans out of loans held for sale.

The following table provides additional information related to direct loan sale and securitization activity and the types of loans transferred to loans held for sale. In addition to the following information, in 2Q02 we swapped $980 million of portfolio mortgages into agency-guaranteed mortgage-backed securities.

------------------------------------------------------------------------------------------------------------------------------------
Second Quarter 2002 Loans Securitized or
Sold or Transferred to Held for Sale
Out of Loan Portfolio                                                Balance                           Inflow as Loans Held For Sale
                                               -----------------------------                           -----------------------------
                                                                                 Direct
                                                     Non-                     Allowance  Provision to        Non-
(In millions)                                  performing  Performing  Total  Reduction  Adjust Value  performing  Performing  Total
------------------------------------------------------------------------------------------------------------------------------------
Commercial loans                               $      134         221    355         32            23           -           -      -
Consumer loans                                         16         342    358          3             -           -           -      -
------------------------------------------------------------------------------------------------------------------------------------
  Loans securitized/sold out of loan portfolio        150         563    713         35            23           -           -      -
------------------------------------------------------------------------------------------------------------------------------------
Commercial loans                                        -           -      -          -             -           -           -      -
Consumer loans                                          -           -      -          -             -           -           -      -
------------------------------------------------------------------------------------------------------------------------------------
  Loans transferred to held for sale                    -           -      -          -             -           -           -      -
------------------------------------------------------------------------------------------------------------------------------------
     Total                                     $      150         563    713         35            23           -           -      -
------------------------------------------------------------------------------------------------------------------------------------

We also sold a total of $713 million of loans out of the loan portfolio. These loans included $358 million of consumer loans and $355 million of commercial loans. $150 million of these non-flow loan sales were nonperforming.

                                                                       Page - 31

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

First Union/Wachovia Merger Integration Update

Estimated Merger Charges
In connection with the merger, we will record certain merger-related and restructuring charges. These charges will be reflected in our income statement. In addition, we recorded purchase accounting adjustments to reflect former Wachovia's assets and liabilities at their respective fair values as of September 1, 2001, and to reflect certain exit costs related to the former Wachovia. The purchase accounting adjustments are preliminary and subject to refinement.

At the time of the merger announcement, management indicated that the company would incur an estimated $1.45 billion of merger costs. This amount included the merger-related and restructuring charges reflected in the income statement as well as the purchase accounting adjustments for certain exit costs.

The following chart indicates the company's progress compared with the estimated merger charges after adjusting for $75 million in additional charges incurred by both former Wachovia and First Union in conjunction with a hostile takeover bid.

------------------------------------------------------------------------------------------
Merger Charges                                     Net Merger-       Exit Cost
                                                       Related/       Purchase
                                                 Restructuring      Accounting
(In millions)                                          Charges     Adjustments/(a)/  Total
------------------------------------------------------------------------------------------
April 16, 2001 estimated charges                  $        750             700       1,450
Additional charges relating to hostile bid                                              75
------------------------------------------------------------------------------------------
Adjusted total estimated charges                  $        750             700       1,450
------------------------------------------------------------------------------------------
Actual charges
2001                                              $        178             141         319
First quarter 2002                                          (9)             84          75
Second quarter 2002                                        143              12         155
------------------------------------------------------------------------------------------
     Total actual charges                         $        312             237         549
------------------------------------------------------------------------------------------

(a) These adjustments represent incremental costs related to combining the two companies and are specifically attributable to the former Wachovia. Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant former Wachovia facilities. These adjustments are reflected in goodwill and are not charges against income.

--------------------------------------------------------------------------------
Total actual charges are the sum of net merger-related and restructuring charges as reported in the following Merger-Related, Restructuring and Other Charges table and Total exit cost purchase accounting adjustments (One-time costs) as detailed in the Goodwill and Other Intangibles Created by the First Union/Wachovia Merger table located on the following page.

                                                                       Page - 32

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

Merger-Related, Restructuring and Other Charges

----------------------------------------------------------------------------------------------------------------------------------
Merger-Related, Restructuring and Other Charges                                                   2002                       2001
                                                                                -----------------------    -----------------------
(Income Statement Impact)                                                           Second       First        Fourth        Third
(In millions)                                                                      Quarter     Quarter       Quarter      Quarter
----------------------------------------------------------------------------------------------------------------------------------
Merger-related and restructuring charges
Personnel and employee termination benefits                                     $        7          37            47           43
Occupancy and equipment                                                                 62          41             -            -
Gain on regulatory-mandated branch sales                                                 -        (121)            -            -
Contract cancellations and system conversions                                           51          18             -            -
Advertising                                                                              7           -             -            -
Other                                                                                   16          16            49           39
----------------------------------------------------------------------------------------------------------------------------------
  Total First Union/Wachovia merger-related and restructuring charges                  143          (9)           96           82
----------------------------------------------------------------------------------------------------------------------------------
Reversal of previous restructuring charges                                               -           -           (10)           -
----------------------------------------------------------------------------------------------------------------------------------
Merger-related charges from other mergers                                                -           1             2            3
----------------------------------------------------------------------------------------------------------------------------------
  Net merger-related and restructuring charges                                         143          (8)           88           85
----------------------------------------------------------------------------------------------------------------------------------
Other charges
Provision for loan losses/(a)/                                                           -           -             -          880
Other charges, net                                                                       -           -             -            4
----------------------------------------------------------------------------------------------------------------------------------
  Total other charges                                                                    -           -             -          884
----------------------------------------------------------------------------------------------------------------------------------
  Net merger-related, restructuring and other charges                                  143          (8)           88          969
Income taxes (benefits)                                                                (54)          3           (25)        (337)
----------------------------------------------------------------------------------------------------------------------------------
  After-tax net merger-related, restructuring and other charges                 $       89          (5)           63          632
----------------------------------------------------------------------------------------------------------------------------------

/(a)/ The incremental provision includes $330 million related to credit actions of combining the two loan portfolios, which was not included in the original estimate of one-time charges amounting to $1.45 billion and will be excluded from the cumulative amount of reported First Union/Wachovia one-time charges.
--------------------------------------------------------------------------------

In the quarter, the company recorded a net $143 million charge in net merger-related and restructuring charges related to the First Union/Wachovia merger. These were principally made up of costs of integrating the facilities of the two companies and system conversion and contract cancellation costs.

Goodwill and Other Intangibles

-------------------------------------------------------------------------------------------------------------------------------
Goodwill and Other Intangibles Created                                                            2002                    2001
  by the First Union/Wachovia Merger                                             ---------------------   ---------------------
                                                                                    Second       First       Fourth      Third
(In millions)                                                                      Quarter     Quarter      Quarter    Quarter
-------------------------------------------------------------------------------------------------------------------------------
Purchase price less former Wachovia ending tangible
 stockholders' equity as of September 1, 2001                                     $  7,466       7,466        7,466      7,466
-------------------------------------------------------------------------------------------------------------------------------
Preliminary fair value purchase accounting adjustments /(a)/
 Financial assets                                                                      836         829          829        747
 Premises and equipment                                                                167         164          132        146
 Employee benefit plans                                                                276         276          276        276
 Financial liabilities                                                                 (13)        (13)         (13)       (13)
 Other, including income taxes                                                        (165)       (152)        (169)      (144)
-------------------------------------------------------------------------------------------------------------------------------
    Total fair value purchase accounting adjustments                                 1,101       1,104        1,055      1,012
-------------------------------------------------------------------------------------------------------------------------------
Preliminary exit cost purchase accounting adjustments /(b)/
 Personnel and employee termination benefits                                           151         142           94         43
 Occupancy and equipment                                                                83          83            -          -
 Gain on regulatory-mandated branch sales                                              (53)        (53)           -          -
 Contract cancellations                                                                  3           2            2          -
 Other                                                                                  53          51           45         22
-------------------------------------------------------------------------------------------------------------------------------
    Total pre-tax exit costs                                                           237         225          141         65
Income taxes                                                                           (68)        (67)         (37)        (9)
-------------------------------------------------------------------------------------------------------------------------------
    Total after-tax exit cost purchase accounting adjustments (One-time costs)         169         158          104         56
-------------------------------------------------------------------------------------------------------------------------------
    Total purchase intangibles                                                       8,736       8,728        8,625      8,534
Preliminary deposit base intangible (Net of income taxes)                            1,194       1,194        1,194      1,465
Other identifiable intangibles (Net of income taxes)                                   209         209          209          -
------------------------------------------------------------------------------------------------------------------------------
Preliminary goodwill                                                              $  7,333       7,325        7,222      7,069
-------------------------------------------------------------------------------------------------------------------------------

/(a)/ These adjustments represent preliminary fair value adjustments in compliance with business combination accounting standards and adjust assets and liabilities of the former Wachovia to their fair values as of September 1, 2001.
/(b)/ These adjustments represent incremental costs relating to combining the two organizations which are specifically related to the former Wachovia.
--------------------------------------------------------------------------------
In accordance with purchase accounting, the assets and liabilities of the former Wachovia were recorded at their respective fair values as of September 1, 2001, as if they had been individually purchased in the open market. The premiums and discounts that resulted from the purchase accounting are accreted/amortized into income/expense over the estimated term of the respective assets and liabilities, much like the purchase of a bond at a premium or discount. This results in a market yield in the income statement for

                                                                       Page - 33

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

those assets and liabilities. Assuming a stable market environment from the date of purchase, we would expect that as these assets and liabilities mature, they could generally be replaced with instruments of similar yields.

In 2Q02, the company recorded certain refinements to its initial estimates of the fair value of the assets and liabilities acquired. These adjustments resulted in a net decrease to goodwill of $3 million. These adjustments were made based on additional data surrounding the fair values of the assets and liabilities of former Wachovia.

Additionally in 2Q02, the company recorded an incremental $12 million in pre-tax exit costs principally comprising employee termination benefits for employees of the former Wachovia.

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

                                         Wachovia 2Q02 Quarterly Earnings Report
--------------------------------------------------------------------------------

 The foregoing earnings materials and management's discussion of them during the teleconference and live audio web cast in connection with Wachovia Corporation's ("Wachovia") review of Second Quarter 2002 results may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia's goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "probably", "potentially", "projects", "outlook" or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia's control). The following factors, among others, could cause Wachovia's financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements: (1) the risk that the businesses of former First Union Corporation and former Wachovia Corporation in connection with their merger (the "Merger") will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia's loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) inflation, interest rate, market and monetary fluctuations; (8) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia's capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (9) adverse changes in the financial performance and/or condition of Wachovia's borrowers which could impact the repayment of such borrowers' outstanding loans; and (10) the impact on Wachovia's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated July 18, 2002.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

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